Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

On May 25, 2022, Crestwood’s wholly owned subsidiaries entered into a Purchase Agreement to acquire Sendero Midstream Partners, LP (“Sendero”), a Delaware limited partnership, for approximately $631 million (the “Sendero Transaction”). In addition, Crestwood entered into a Contribution Agreement with FR XIII Crestwood Permian Basin Holdings LLC (First Reserve) to acquire First Reserve’s 50% equity interest in Crestwood Permian Basin Holdings LLC (“Crestwood Permian”) in exchange for 11,275,546 Crestwood common units (“the CPBH Transaction”). The Sendero Transaction and the CPBH Transaction each closed on July 11, 2022. References to “Crestwood,” “we,” “us” or “our” in this section refer to Crestwood Equity Partners LP and its consolidated subsidiaries.

The unaudited pro forma condensed consolidated combined financial information set forth below has been prepared in accordance with Article 11 of SEC Regulation S-X and includes pro forma adjustments that are directly attributable to the Transactions (defined below) and factually supportable.

We prepared the pro forma adjustments included in the unaudited pro forma condensed consolidated combined financial statements using the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations. As of the date of the unaudited pro forma condensed consolidated combined financial information, we have not completed the final purchase price accounting adjustments for the Sendero Transaction and the CPBH Transaction, respectively, including the allocation of fair value to their respective assets and liabilities. The purchase price accounting is dependent upon certain valuation and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary and subject to further adjustment as additional information becomes available and the various analyses and other valuations are completed. Such adjustments may have a significant effect on total assets, total liabilities, total equity, operating revenues, operating expenses and net income. The pro forma adjustments have been made solely for the purposes of providing the unaudited pro forma condensed consolidated combined financial information. We expect to finalize the purchase price allocation for the Sendero Transaction and the CPBH Transaction in 2022.

The unaudited pro forma condensed consolidated combined statements of operations also include pro forma adjustments related to our merger with Oasis Midstream Partners LP (“Oasis Midstream”) on February 1, 2022 (the “Oasis Merger”) as this transaction was considered a significant acquisition under Rule 11-01(a) of Regulation S-X. In addition, the unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2021 also includes pro forma adjustments related to the Simplification Transaction (as defined below). On March 30, 2021, Oasis Midstream Services LLC contributed its remaining 64.7% and 30% limited liability company interests in BobCat DevCo LLC (“BobCat Devco”) and Beartooth DevCo LLC (“Beartooth DevCo”), respectively, in exchange for cash and Oasis Midstream common units, and Oasis Midstream and OMP GP LLC caused the incentive distribution rights of Oasis Midstream owned by OMP GP LLC to be cancelled and converted into common units of Oasis Midstream (“the Simplification Transaction”). In addition, in conjunction with the Simplification Transaction, Oasis Midstream closed its private placement of $450 million in aggregate principal amount of 8.00% senior unsecured notes due 2029 and utilized the proceeds to pay the cash consideration for the Simplification Transaction and repay outstanding borrowings under its revolving credit facility. This transaction was considered a significant acquisition for Oasis Midstream under Rule 11-01 (a) of Regulation S-X. The unaudited pro forma condensed consolidated combined statements of operations for the six months ended June 30, 2022 and the year ended December 31, 2021 reflect the Oasis Merger and Simplification Transaction as though these transactions occurred on January 1, 2021. The unaudited pro forma condensed consolidated financial information related to the Simplification Transaction was filed as an exhibit to Oasis Midstream’s Current Report on Form 8-K, as filed with the SEC on April 1, 2021, and is incorporated by reference in this Current Report on Form 8-K/A.

The unaudited pro forma condensed consolidated combined financial information has been derived from and should be read in conjunction with (i) our historical audited consolidated financial statements and related notes included in our Annual

Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 28, 2022; (ii) our unaudited consolidated financial statements and related notes included in the Quarterly Report on Form 10-Q for the six months ended June 30, 2022, as filed with the SEC on July 28, 2022; (iii) the historical consolidated financial statements of Sendero Midstream, which are included as exhibits to this Current Report on Form 8-K/A; (iv) the historical consolidated financial statements of Crestwood Permian, which are included as exhibits to this Current Report on Form 8-K/A; (v) Oasis Midstream’s historical audited consolidated financial statements and related notes for the year ended December 31, 2021, which are included as an exhibit to this Current Report on Form 8-K/A; (vi) Oasis Midstream’s unaudited pro forma condensed consolidated financial information and related notes included as an exhibit to its Current Report on Form 8-K, as filed with the SEC on April 1, 2021; and (vii) the notes accompanying this unaudited pro forma condensed consolidated combined financial information. The Oasis Merger and Simplification Transaction, and together with the Sendero Transaction and CPBH Transaction, are referred to herein as the “Transactions.” Oasis Midstream’s historical unaudited consolidated statement of operations for the month ended January 31, 2022 was derived from Oasis Midstream’s historical accounting records.

The unaudited pro forma condensed consolidated combined financial information was prepared by applying pro forma adjustments to our historical audited and unaudited consolidated financial statements. The unaudited pro forma condensed consolidated combined balance sheet as of June 30, 2022 has been prepared to give effect to the Sendero Transaction and the CPBH Transaction as if each had occurred on June 30, 2022. The historical balance sheet information presented for Crestwood as of June 30, 2022 reflects the Oasis Merger which closed on February 1, 2022. The unaudited pro forma condensed consolidated combined statements of operations for the six months ended June 30, 2022 and the year ended December 31, 2021, have been prepared to give effect to the Transactions as if they had occurred on January 1, 2021.

The unaudited pro forma condensed consolidated combined financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States. The unaudited pro forma adjustments are based on available information and certain assumptions that we believe are reasonable under the circumstances. The pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed consolidated combined financial information. The unaudited pro forma condensed consolidated combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position that would have been obtained or the financial results that would have occurred if the Transactions had been completed as of the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not reflect the anticipated benefits from opportunities to earn additional revenues, cost savings from operating efficiencies or synergies (or associated costs or capital expenditures required to achieve such additional revenue, savings or synergies), the impact of restructuring, or other factors that may result as a consequence of the Sendero Transaction, CPBH Transaction and Oasis Merger and, accordingly, do not attempt to predict or suggest future results.

Crestwood Equity Partners LP

Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet

As of June 30, 2022

(in millions)

	Crestwood Equity Partners LP Historical	Sendero Midstream Partners, LP	Crestwood Permian Basin Holdings LLC	Pro Forma Adjustments		Crestwood Equity Partners LP Pro Forma
Assets
Current assets:
Cash and restricted cash	$13.8	$46.8	$—	$150.0	(b)	$201.6
				631.0	(c)
				(631.0)	(c)
				75.0	(d)
				(75.0)	(d)
				(9.0)	(f)
Accounts receivable	419.6	61.9	62.0	(33.8)	(e)	509.7
Inventory and other current assets	432.4	1.9	0.2	—		434.5

Total current assets	865.8	110.6	62.2	107.2		1,145.8
Property, plant and equipment, net	3,795.8	335.8	373.0	15.5	(a)	4,533.6
				13.5	(b)
Intangible assets, net	1,156.6	71.6	—	103.4	(a)	1,391.6
				60.0	(b)
Goodwill	194.8	—	—	50.0	(a)	244.8
Investments in unconsolidated affiliates	164.8	—	76.1	(193.4)	(b)	122.5
				75.0	(d)
Other non-current assets	25.0	0.2	10.7	(10.7)	(b)	25.2

Total assets	$6,202.8	$518.2	$522.0	$220.5		$7,463.5

Liabilities and capital
Current liabilities:
Accounts payable	$404.1	$46.7	$54.2	$(33.6)	(e)	$471.4
Accrued expenses and other liabilities	241.1	5.8	6.4	(0.2)	(a)	252.9
				(0.2)	(e)

Total current liabilities	645.2	52.5	60.6	(34.0)		724.3
Long-term debt, less current portion	2,929.3	195.7	139.0	(195.7)	(a)	3,774.3
				631.0	(c)
				75.0	(d)
Other long-term liabilities	270.5	3.8	15.5	(8.4)	(b)	281.4

Total liabilities	3,845.0	252.0	215.1	467.9		4,780.0
Interest of non-controlling partner in subsidiary	434.4	—	—	—		434.4
Partners’ capital - common units	1,311.4	266.2	306.9	364.8	(a)	1,637.1
				(306.9)	(b)
				63.9	(b)
				270.8	(b)
				(631.0)	(c)
				(9.0)	(f)
Partners’ capital - preferred units	612.0	—	—	—		612.0

Total partners’ capital	1,923.4	266.2	306.9	(247.4)		2,249.1

Total liabilities and capital	$6,202.8	$518.2	$522.0	$220.5		$7,463.5

See Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Statements.

Crestwood Equity Partners LP

Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations

For the Six Months Ended June 30, 2022

(in millions, except per unit data)

	Crestwood Equity Partners LP Historical	Oasis Midstream Partners LP	Sendero Midstream Partners, LP	Crestwood Permian Basin Holdings LLC	Pro Forma Adjustments		Crestwood Equity Partners LP Pro Forma
		(g)
Revenues	$3,031.8	$34.6	$63.4	$250.0	$(113.8)	(k)	$3,266.0
Costs of product/services sold (exclusive of items shown separately below)	2,577.6	10.6	—	209.9	(112.6)	(k)	2,685.5
Operating expenses and other:
Operations and administrative	158.9	8.6	18.5	13.6	(1.7)	(k)	196.2
					(1.7)	(l)
Depreciation, amortization and accretion	155.4	—	12.1	10.5	8.4	(i)	186.4
Loss on long-lived assets and impairments, net	11.0	—	—	—	—		11.0

	325.3	8.6	30.6	24.1	5.0		393.6

Operating income	128.9	15.4	32.8	16.0	(6.2)		186.9
Earnings from unconsolidated affiliates, net	9.0	—	—	1.2	(7.4)	(m)	2.8
Interest and debt expense, net	(76.2)	(3.7)	(4.7)	(2.2)	(8.8)	(j)	(95.6)
Other income (expense), net	0.2	(3.1)	—	—	3.1	(l)	0.2

Income (loss) before income taxes	61.9	8.6	28.1	15.0	(19.3)		94.3
Provision for income taxes	(0.3)	—	—	(0.2)	—		(0.5)

Net income (loss)	61.6	8.6	28.1	14.8	(19.3)		93.8
Net income attributable to non-controlling interests	20.5	—	—	—	—		20.5

Net income (loss) attributable to controlling interests	41.1	8.6	28.1	14.8	(19.3)		73.3
Net income attributable to preferred units	30.0	—	—	—	—		30.0

Net income (loss) attributable to limited partners	$11.1	$8.6	$28.1	$14.8	$(19.3)		$43.3

Net income per limited partner unit:
Basic	$0.12						$0.42

Diluted	$0.11						$0.40

Weighted-average limited partners’ units outstanding:
Basic	92.0				11.3	(n)	103.3
Dilutive	4.7				—		4.7

Diluted	96.7				11.3	(n)	108.0

See Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Statements.

Crestwood Equity Partners LP

Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations

For the Year Ended December 31, 2021

(in millions, except per unit data)

	Crestwood Equity Partners LP Historical	Oasis Midstream Partners LP	Sendero Midstream Partners, LP	Crestwood Permian Basin Holdings LLC	Pro Forma Adjustments		Crestwood Equity Partners LP Pro Forma
Revenues	$4,569.0	$407.9	$74.0	$286.1	$(139.1)	(k)	$5,197.9
Costs of product/services sold (exclusive of items shown separately below)	3,843.9	100.5	—	228.7	(138.1)	(k)	4,035.0
Operating expenses and other:
Operations and administrative	218.6	90.5	31.2	19.7	(0.9)	(k)	359.1
Depreciation, amortization and accretion	244.2	37.2	24.3	19.1	47.9	(i)	372.7
Loss on long-lived assets and impairments, net	39.6	—	4.3	—	—		43.9

	502.4	127.7	59.8	38.8	47.0		775.7

Operating income	222.7	179.7	14.2	18.6	(48.0)		387.2
Earnings (loss) from unconsolidated affiliates, net	(120.4)	—	—	4.9	(9.6)	(m)	(125.1)
Interest and debt expense, net	(132.1)	(37.4)	(9.5)	(4.1)	(32.5)	(j)	(215.6)
Loss on modification/extinguishment of debt	(7.5)	—	—	—	—		(7.5)
Other income (expense), net	0.1	(0.1)	—	—	—		—

Income (loss) before income taxes	(37.2)	142.2	4.7	19.4	(90.1)		39.0
Provision for income taxes	(0.2)	—	—	(0.3)	—		(0.5)

Net income (loss)	(37.4)	142.2	4.7	19.1	(90.1)		38.5
Net income attributable to non-controlling interests	41.1	17.0	—	—	(17.0)	(h)	41.1

Net income (loss) attributable to controlling interests	(78.5)	125.2	4.7	19.1	(73.1)		(2.6)
Net income attributable to preferred units	60.1	—	—	—	—		60.1

Net income (loss) attributable to limited partners	$(138.6)	$125.2	$4.7	$19.1	$(73.1)		$(62.7)

Net loss per limited partner unit:
Basic and Diluted	$(2.11)						$(0.57)

Weighted-average limited partners’ units outstanding:
Basic and Diluted	65.6				45.1	(n)	110.7

See Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Statements.

Crestwood Equity Partners LP

Notes to Unaudited Pro Forma Condensed Consolidated Combined Financial Statements

Note 1–Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated combined financial information has been prepared in accordance with Article 11 of SEC Regulation S-X and includes pro forma adjustments that are directly attributable to the transactions and factually supportable.

The unaudited pro forma condensed consolidated combined balance sheet gives effect to the Sendero Transaction and the CPBH Transaction as if each had occurred on June 30, 2022. The historical balance sheet information presented for Crestwood as of June 30, 2022 reflects the Oasis Merger which closed on February 1, 2022. The unaudited pro forma condensed consolidated combined statements of operations for the six months ended June 30, 2022 and year ended December 31, 2021, have been prepared to give effect to the Transactions as if they had occurred on January 1, 2021.

The pro forma adjustments represent management’s best estimates based on information available as of the date of this Current Report on Form 8-K/A and are subject to change as additional information becomes available and additional analysis is performed. The unaudited pro forma condensed consolidated combined financial statements do not reflect the anticipated benefits from opportunities to earn additional revenues, cost savings from operating efficiencies or synergies (or associated costs or capital expenditures required to achieve such additional revenues, savings or synergies).

Note 2–Pro Forma Adjustments and Assumptions

Condensed Consolidated Combined Balance Sheet

The pro forma adjustments to reflect the preliminary allocation of the purchase price consideration for the Sendero Transaction and the CPBH Transaction are calculated under the purchase method of accounting. Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess purchase price over the preliminary estimated fair value of net assets acquired is classified as goodwill on the unaudited pro forma condensed consolidated combined balance sheet. The preliminary estimates used to prepare the pro forma financial information presented related to the Sendero Transaction and the CPBH Transaction will be finalized during 2022 with the assistance of third party valuation advisors.

(a)	The following is a preliminary allocation of the purchase price consideration for the Sendero Transaction (in millions):

	Historical Net Book Value	Adjustments	Preliminary Fair Value
Current assets	$110.6	$—	$110.6
Property, plant and equipment, net	335.8	15.5	351.3
Intangible assets, net	71.6	103.4	175.0
Goodwill	—	50.0	50.0
Other non-current assets	0.2	—	0.2
Current liabilities (1)	52.5	(0.2)	52.3
Long-term debt (1)	195.7	(195.7)	—
Other long-term liabilities	3.8	—	3.8

Total assumed purchase price	$266.2	$364.8	$631.0

(1)

The pro forma adjustment to current liabilities and long-term debt reflects the elimination of all outstanding debt, including accrued interest which was paid off immediately prior to the closing of the Sendero Transaction.

(b)	The following is a preliminary allocation of the purchase price consideration for the CPBH Transaction (in millions):

	Historical Net Book Value	Adjustments	Preliminary Fair Value
Current assets (1)	$62.2	$150.0	$212.2
Property, plant and equipment, net	373.0	13.5	386.5
Intangible assets, net	—	60.0	60.0
Investment in unconsolidated affiliate	76.1	—	76.1
Other non-current assets (2) (3)	10.7	(10.7)	—
Current liabilities	60.6	—	60.6
Long-term debt	139.0	—	139.0
Other long-term liabilities (3)	15.5	(8.4)	7.1

Estimated fair value of 100% interest in Crestwood Permian	$306.9	$221.2	$528.1

Less:
Elimination of equity investment in Crestwood Permian			(193.4)
Gain on acquisition of Crestwood Permian			(63.9)

Total assumed purchase price (4)			$270.8

(1)	The pro forma adjustment to current assets reflects a cash contribution of $75 million by each of the members of Crestwood Permian immediately prior to the closing of the CPBH Transaction.
(2)	The pro forma adjustment to other non-current assets reflects the elimination of approximately $2.3 million of unamortized debt issuance costs associated with the Crestwood Permian credit facility.
(3)	The pro forma adjustment to other non-current assets and other long-term liabilities reflects the elimination of operating lease agreements between Crestwood and Crestwood Permian.
(4)

Represents the equity consideration issued in exchange for Crestwood’s acquisition of First Reserve’s 50% equity interest in Crestwood Permian which was calculated by multiplying the 11,275,546 common units issued to First Reserve by the closing price of Crestwood’s common units of $24.02 as of July 11, 2022.

(c)	Reflects borrowings under Crestwood’s revolving credit facility to fund cash consideration of $631 million related to the Sendero Transaction.

(d)

Reflects borrowings under Crestwood’s revolving credit facility to fund a cash contribution of $75 million to Crestwood Permian immediately prior to the closing of the CPBH Transaction pursuant to the Contribution Agreement.

(e)	Reflects the elimination of intercompany transactions between Crestwood and Crestwood Permian.

(f)	Reflects payment of estimated one-time transaction costs directly related to the Transactions.

Condensed Consolidated Combined Statements of Operations

(g)	Reflects the results of Oasis Midstream for the month ended January 31, 2022.

(h)

Reflects the elimination of net income attributable to non-controlling interests in conjunction with the Simplification Transaction. The unaudited pro forma condensed consolidated combined financial information related to the Simplification Transaction was filed as an exhibit to Oasis Midstream’s Current Report on Form 8-K, as filed with the SEC on April 1, 2021, and is incorporated by reference in this Current Report on Form 8-K/A.

(i)	Reflects the pro forma adjustment to depreciation, amortization and accretion expense as follows (in millions):

	Six Months Ended June 30, 2022	Year Ended December 31, 2021
Eliminate Oasis Midstream historical depreciation, amortization and accretion expense	$—	$(37.2)
Eliminate Sendero Midstream historical depreciation, amortization and accretion expense	(12.1)	(24.3)
Eliminate Crestwood Permian historical depreciation, amortization and accretion expense	(10.5)	(19.1)
Pro forma depreciation and accretion expense - Oasis Midstream (1)	4.7	56.6
Pro forma depreciation and accretion expense - Sendero (1)	8.8	17.6
Pro forma depreciation and accretion expense - Crestwood Permian (1)	9.7	19.3
Pro forma amortization expense related to fair value of intangible assets recorded in the final allocation of the Oasis Merger consideration	1.9	23.2
Pro forma amortization expense related to preliminary fair value of intangible assets recorded in the preliminary allocation of the Sendero Transaction consideration	4.4	8.8
Pro forma amortization expense related to preliminary fair value of intangible assets recorded in the preliminary allocation of the CPBH Transaction consideration	1.5	3.0

Pro forma adjustment to depreciation, amortization and accretion expense	$8.4	$47.9

(1)

The adjustment reflects the recognition of Oasis Midstream’s, Sendero’s and Crestwood Permian’s property, plant and equipment at fair value and to conform the estimated useful lives to those used by Crestwood related to depreciation of property, plant and equipment.

(j)	Reflects the pro forma adjustments to interest and debt expense, net as follows (in millions):

	Six Months Ended June 30, 2022	Year Ended December 31, 2021
Eliminate historical interest expense on Oasis Midstream’s revolving credit facility	$0.6	$9.4
Eliminate amortization of Oasis Midstream’s deferred financing costs related to its outstanding senior unsecured notes	0.1	0.9
Amortization of fair value adjustment to Oasis Midstream’s outstanding senior unsecured notes (1)	(0.3)	(3.8)
Interest expense on Oasis Midstream’s senior unsecured notes	—	(9.0)
Eliminate historical interest expense on Sendero’s long-term debt	4.7	9.5
Interest expense on borrowings related to the cash consideration paid in conjunction with the Oasis Merger, repayment of Oasis Midstream’s revolving credit facility, cash consideration to acquire Sendero and cash contribution to Crestwood Permian (2)	(13.9)	(39.5)

Pro forma adjustment to interest and debt expense, net	$(8.8)	$(32.5)

(1)	The amortization period relative to the fair value adjustment of Oasis Midstream’s outstanding senior unsecured notes is approximately eight years.
(2)

Interest expense under Crestwood’s revolving credit facility is calculated using a weighted-average interest rate of 3.64% during the six months ended June 30, 2022 and during the year ended December 31, 2021. A change of 20 basis points to the assumed rate on the borrowings under Crestwood’s revolving credit facility would increase or decrease pro forma interest expense by approximately $0.7 million during the six months ended June 30, 2022 and $2.2 million during the year ended December 31, 2021.

(k)	Reflects the elimination of intercompany transactions between Crestwood and Crestwood Permian.

(l)	Reflects the elimination of expenses recorded by Oasis Midstream in conjunction with the Oasis Merger.

(m)	Reflects the reversal of equity earnings in Crestwood Permian historically recorded by us a result of Crestwood Permian being treated as an equity method investment.

(n)	Reflects the pro forma adjustments to basic and diluted earnings per Crestwood common unit as follows: (in millions):

	Six Months Ended June 30, 2022	Year Ended December 31, 2021
Basic:
Crestwood historical basic weighted average Crestwood common units outstanding	92.0	65.6
Crestwood common units to be issued as equity consideration related to the CPBH Transaction	11.3	11.3
Crestwood common units issued as equity consideration related to the Oasis Merger	—	33.8

Crestwood pro forma basic weighted average Crestwood common units outstanding	103.3	110.7

Diluted:
Crestwood historical diluted weighted average Crestwood common units outstanding	96.7	65.6
Crestwood common units to be issued as equity consideration related to the CPBH Transaction	11.3	11.3
Crestwood common units issued as equity consideration related to the Oasis Merger	—	33.8

Crestwood pro forma diluted weighted average Crestwood common units outstanding	108.0	110.7